Exhibit 99.1

                   SUMMARY OF BOARD OF DIRECTORS COMPENSATION
                            (Non-Employee Directors)
                                January 25, 2006

Board Per Meeting Fee:       $1,000 ($500 if meeting is attended telephonically)

Committee Per Meeting Fee:   $1,000 ($500 if same day as Board meeting or if
                             meeting is attended telephonically)

Board Retainer Per Month:    $1,250

Committee Chair Per Year:    $5,000 (except Audit Chair)

Audit Chair Per Year:        $10,000

     New Board members receive 2,000 restricted stock units with vesting as follows: 25% of the RSUs vest on each of the first, second, third and fourth anniversaries of the grant date. Each vested unit is convertible into one (1) share of common stock of the Company upon the recipient's cessation of service as a Director of the Company. Continuing Board members will receive each year 1,000 RSUs, typically effective on the date of the Annual Meeting of Shareholders, with each unit immediately vested and convertible into one (1) share of common stock of the Company upon the recipient's cessation of service as a Director of the Company.